Exhibit 10.51

EXECUTION

AMENDMENT NO. 3

TO AMENDED AND RESTATED

MASTER REPURCHASE AGREEMENT

Amendment No. 3, dated as of May 8, 2013 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”), PENNYMAC CORP. and PENNYMAC MORTGAGE INVESTMENT TRUST HOLDINGS I, LLC (each a “Seller” and collectively, the “Sellers”) and PENNYMAC MORTGAGE INVESTMENT TRUST (the “Guarantor”).

RECITALS

The Buyer, the Sellers and the Guarantor are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of August 25, 2011 (as amended by Amendment No. 1, dated as of June 6, 2012, and Amendment No. 2, dated as of March 28, 2013, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”). The Guarantor is party to that certain Guaranty (the “Guaranty”), dated as of June 8, 2011, as the same may be amended from time to time, by the Guarantor in favor of Buyer. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Guaranty, as applicable.

The Buyer, the Sellers and the Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement. As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required the Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Sellers and the Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions.

1.1 Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Termination Date” in its entirety and replacing it with the following:

“Termination Date” means the earliest of (a) the Rolling Termination Date; provided that if the Buyer does not deliver a Rolling Termination Notice on or before November 1, 2013, the Termination Date shall be October 31, 2014 and (b) the date of the occurrence of an Event of Default.

1.2 Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definitions of “Buyer’s Margin Amount” and “Buyer’s Margin Percentage” in their entirety.

1.3 Section 2 of the Existing Repurchase Agreement is hereby amended by adding the definitions of “Asset Value”, “Rolling Termination Date” and “Rolling Termination Notice” in their appropriate alphabetical order:

“Asset Value” has the meaning assigned to such term in the Pricing Side Letter.

“Rolling Termination Date” means, with respect to any date, the date which is 364 days from such date; provided, that on and after the date, if any, on which the Buyer delivers to the Seller a Rolling Termination Notice (the “Rolling Termination Notice Date”), the Rolling Termination Date shall be fixed at the date that is 364 days following the Rolling Termination Notice Date.

“Rolling Termination Notice” means written notice that the Buyer shall no longer roll the Rolling Termination Date forward.

SECTION 2. Margin Maintenance.

2.1 Section 6 of the Existing Repurchase Agreement is hereby amended by deleting Section 6.a in its entirety and replacing it with the following:

“a. If at any time the outstanding Purchase Price of any Purchased Mortgage Loan, Trust Mortgage Loan or REO Property subject to a Transaction is greater than the Asset Value of such Purchased Mortgage Loan, Trust Mortgage Loan or REO Property subject to a Transaction (a “Margin Deficit”), then Buyer may by notice to Sellers require Sellers to transfer to Buyer cash in an amount at least equal to the Margin Deficit subject to or related to a Transaction or solely with the consent of Buyer in its sole discretion, additional Mortgage Loans or REO Property with an Asset Value equal to such Margin Deficit (such requirement, a “Margin Call”).”

2.2 Section 6 of the Existing Repurchase Agreement is hereby amended by deleting Section 6.d in its entirety and replacing it with the following:

“d. In the event that Sellers reasonably believe that the Asset Value of all Purchased Assets exceeds the aggregate Purchase Price of all Purchased Assets by more than $3,000,000, Sellers may request that Buyer remit additional Purchase Price with respect to specific Purchased Assets to be identified by Sellers to Buyer, and Buyer will consider such request; provided that Buyer will make such determination in its sole discretion. Any additional Purchase Price remitted by Buyer to Sellers hereunder (and in the case of REO Properties and Trust Mortgage Loans, Purchase Price Increase) shall be added to the Purchase Price for the applicable Purchased Assets. For the avoidance of doubt, Buyer shall have no obligation to advance additional Purchase Price hereunder, and Buyer’s agreement to do so in any instance, shall not be deemed as Buyer’s agreement to do so in the future.”

SECTION 3. Covenants. Section 14 of the Existing Repurchase Agreement is hereby amended by deleting Section 14.dd in its entirety and replacing it with the following:

“dd. Financial Covenants. Each Seller and PMIT, as applicable, shall or shall cause at all times the compliance with any and all financial covenants and/or financial ratios set forth in this Section 14.dd and Section 2 of the Pricing Side Letter.

(i)	Adjusted Tangible Net Worth. (A) PennyMac Corp. shall maintain an Adjusted Tangible Net Worth of at least $150,000,000, (B) PennyMac Holdings shall maintain an Adjusted Tangible Net Worth of at least $250,000,000 and (C) PMIT shall maintain an Adjusted Tangible Net Worth of at least $860,000,000.

(ii)	Indebtedness to Adjusted Tangible Net Worth Ratio. PennyMac Corp.’s ratio of Indebtedness (on and off balance sheet) to Adjusted Tangible Net Worth shall not exceed 10:1. PennyMac Holdings’ ratio of Indebtedness (on and off balance sheet) to Adjusted Tangible Net Worth shall not exceed 5:1. PMIT’s ratio of Indebtedness (on and off balance sheet) to Adjusted Tangible Net Worth shall not exceed 5:1.

(iii)	Maintenance of Profitability. Each Seller shall maintain profitability of at least $1.00 in Net Income for at least one of the two prior Test Periods.

(iv)	Maintenance of Liquidity. The Sellers and PMIT shall ensure that, as of the end of each calendar month, they have consolidated cash and Cash Equivalents other than Restricted Cash in amounts not less than (i) with respect to PennyMac Corp., $10,000,000, (ii) with respect to PennyMac Holdings, $10,000,000, (iii) with respect to the Sellers, $25,000,000 in the aggregate, and (iv) with respect to PMIT, $40,000,000.”

SECTION 4. Representations and Warranties. Section 15 of the Existing Repurchase Agreement is hereby amended by deleting Section 15.h in its entirety and replacing it with the following:

“h. Breach of Non-Specified Representation or Covenant. A breach by any Seller or Guarantor of any other representation, warranty or covenant set forth in this Agreement in any material respect (and not otherwise specified in Sections 15(f) and (g) above), if such breach is not cured within five (5) Business Days (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Asset Value, the existence of a Margin Deficit and the obligation to repurchase such Purchased Mortgage Loan or pay the Release Price with respect to such REO Property or Trust Mortgage Loan, as applicable) unless (i) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, (ii) any such representations and warranties have been determined by Buyer in its sole discretion to be materially false or misleading on a regular basis, or (iii) Buyer, in its sole discretion, determines that such breach of a material representation, warranty or covenant materially and adversely affects (A) the condition (financial or otherwise) of such party, its Subsidiaries or Affiliates; or (B) Buyer’s determination to enter into this Agreement or Transactions or Purchase Price Increases, as applicable, with such party, then such breach shall constitute an immediate Event of Default and Sellers shall have no cure right hereunder).”

SECTION 5. Notice Information. Section 20 of the Existing Repurchase Agreement is hereby amended by deleting the notice information for PennyMac Corp., PennyMac Mortgage Investment Trust Holdings I, LLC and Guarantor and replacing it with the following:

“If to Sellers or Guarantor:

PennyMac Corp.

6101 Condor Drive

Moorpark, CA 93021

Attention: Pamela Marsh/Michael Wong

Phone Number: (805) 330-6059/(818) 224-7055

E-mail: pamela.marsh@pnmac.com; michael.wong@pnmac.com

with a copy to:

PennyMac Corp.

6101 Condor Drive

Moorpark, CA 93021

Attention: Jeff Grogin

Phone Number: (818) 224-7050

E-mail: jeff.grogin@pnmac.com”

SECTION 6. Commitment Fee. Section 34 of the Existing Repurchase Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“34. Commitment Fee. Sellers shall pay to Buyer in immediately available funds, due and owing on the date hereof, a non-refundable Commitment Fee. The Commitment Fee shall be a per annum amount set forth in the Pricing Side Letter paid in equal installments every three months on the applicable Price Differential Payment Date. All such payments shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account designated by Buyer.”

SECTION 7. Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

7.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by duly authorized officers of the Buyer, the Sellers and the Guarantor;

(b) Amendment No. 2, dated as of the date hereof to that certain Amended and Restated Pricing Side Letter dated August 25, 2011, among Buyer, Sellers and Guarantor; and

(c) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 8. Representations and Warranties. Each Seller hereby represents and warrants to the Buyer that each Seller is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred and is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.

SECTION 9. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 10. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts (including by facsimile or .pdf), each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 11. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 13. Reaffirmation of Guaranty. The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of the Sellers to Buyer under the Repurchase Agreement and Pricing Side Letter, as amended hereby.

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Buyer

By:	/s/ Adam Loskove
	Name:	Adam Loskove
	Title:	Vice President

PennyMac Corp., as a Seller

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

PennyMac Mortgage Investment Trust Holdings I, LLC, as a Seller

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

PennyMac Mortgage Investment Trust, as Guarantor

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

Signature Page to Amendment No. 3 to Amended and Restated Master Repurchase Agreement